Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                                                                                                                                      Contact:                      Mary Horan
                                                                                                                                                                           Vice President
                                                                                                                                                                            Director of Marketing
                                                                                                                                                                            and Public Relations
                                                                                                                                                                            574 371-9280 office
                                                                                                                                                                            574 377-9150 mobile
                                                                                                                                                                            mary.horan@lakecitybank.com

Findlay Named Chief Executive Officer

Warsaw, Indiana (April 8, 2014) –  Lakeland Financial Corporation (Nasdaq Global Select/LKFN) and Lake City Bank today announced that David M. Findlay has assumed the role of President and Chief Executive Officer.  Findlay, age 52, was previously President and Chief Financial Officer.

“Since joining the company in 2000, David has been a tremendous leader and partner as we have significantly grown in our Indiana communities.  At Lake City Bank, we believe that our culture is an essential component of our success, and our board of directors is looking forward to the future with David in this role as he is a great steward of our culture,” commented Michael L. Kubacki, Chairman of the Board.  As previously announced, Kubacki will continue in his role as Executive Chairman until the April 2016 annual meeting of shareholders.

Findlay commented, “I am honored to assume this leadership role. Since Lake City Bank was founded 142 years ago, we’ve established a consistent reputation for community commitment and support that goes well beyond traditional banking services.  We believe in the values that define a community bank and will continue to adhere to them, while at the same time staying focused on the long term development of value for our shareholders.  Our entire team looks forward to our continued growth. ”

 “We’ve had an outstanding leader in Mike Kubacki over the past 16 years and we are well positioned to continue the strong history of client service and shareholder performance that we developed during Mike’s tenure,” concluded Findlay.

As previously announced, Lisa M. O’Neill will join the company as Executive Vice President and Chief Financial Officer on April 24, 2014.

Lake City Bank, a $3.2 billion bank headquartered in Warsaw, Indiana, is the fourth largest bank in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 46 branch offices in northern and central Indiana, delivering technology-driven solutions in a client-centric way to individuals and businesses. The bank is the single bank subsidiary of Lakeland Financial Corporation (Nasdaq Global Select/LKFN). For more information visit www.lakecitybank.com.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.